Exhibit 99.1
For immediate release
January 24, 2007
INVESTOR CONTACT
Myrna Vance, 214.932.6646
myrna.vance@texascapitalbank.com
TEXAS CAPITAL BANCSHARES ANNOUNCES OPERATING RESULTS FOR 2006
DALLAS — January 24, 2007 — Texas Capital Bancshares, Inc. (NASDAQ: TCBI), the parent company of Texas Capital Bank, announced earnings and operating results for the fourth quarter and full year of 2006.
•	EPS increased 15% for the quarter and the year

•	Net income increased 8% for the quarter and 9% for the year

•	Loans held for investment grew 31%

•	Total deposits grew 23%
“We are pleased to report another strong quarter and year in terms of growth in loans and deposits,” said Jody Grant, chairman and CEO. “With a good Texas economy, we are well positioned for profitable, quality growth in the coming year.”
FINANCIAL SUMMARY
(dollars and shares in thousands)

	Q4 2006	Q4 2005	% Change
QUARTERLY OPERATING RESULTS
Net Income(1)	$8,058	$7,489	8%
Diluted EPS(1)(2)	$.31	$.27	15%
ROA(1)	.90%	1.02%
ROE(1)	13.09%	14.05%
Diluted Shares	26,374	26,737

	2006	2005	% Change
ANNUAL OPERATING RESULTS
Net Income(1)	$29,184	$26,776	9%
Diluted EPS(1)(2)	$1.10	$.96	15%
ROA(1)	.88%	.97%
ROE(1)	12.70%	13.09%
Diluted Shares	26,469	26,645

BALANCE SHEET
Total Assets(1)	$3,675,349	$3,003,430	22%
Demand Deposits	513,930	512,294	—
Total Deposits	3,069,330	2,495,179	23%
Loans Held for Investment	2,722,097	2,075,961	31%
Total Loans(1)	2,937,955	2,148,344	37%
Stockholders’ Equity	250,668	215,523	16%

(1)	From continuing operations

(2)	2005 EPS assuming adoption of FAS 123R in 2005, which equated to $0.01

DETAILED FINANCIALS
Texas Capital Bancshares, Inc. reported net income and income from continuing operations of $8.1 million for the fourth quarter of 2006 compared to reported net income of $7.7 million and $7.5 million from continuing operations for the fourth quarter of 2005. Net income from continuing operations for the year ended 2006 was $29.2 million, compared to $26.8 million for the year ended 2005. On a fully diluted basis, earnings per share from continuing operations were $.31 for the three months ended December 31, 2006, compared to $.28 for the same quarter last year, an increase of 11 percent. On a fully diluted basis, assuming FAS 123R had been adopted during 2005, earnings per share in the fourth quarter of 2006 would have represented an increase of 15 percent on a continuing operations basis compared to $.27 for the fourth quarter of 2005. FAS 123R expense for the fourth quarter of 2006 is approximately $984,000, $649,000 after tax, representing $.02 on a fully diluted basis. Results of discontinued operations were $12,000 and $256,000 for the fourth quarter 2006 and 2005, respectively, and a net loss of $260,000 and net income of $416,000 for the year-to-date periods of 2006 and 2005, respectively. Due to the minor differences between reported earnings and income from continuing operations, the discussion below relates only to continuing operations.
Return on average equity was 13.09 percent and return on average assets was .90 percent for the fourth quarter of 2006, compared to 14.05 and 1.02 percent, respectively, for the fourth quarter of 2005. For the year-ended 2006, return on average equity was 12.70 percent and return on average assets was .88 percent for 2006, compared to 13.09 percent and .97 percent, respectively for 2005.
Net interest income was $31.9 million for the fourth quarter of 2006, compared to $26.3 million for the fourth quarter of 2005. The increase was due to an increase in average earning assets of $594.7 million over levels reported in the fourth quarter of 2005. The increase in average earning assets included a $614.2 million increase in average loans held for investment and an increase of $108.0 million in average loans held for sale, offset by a decrease of $108.4 million in average securities. The net interest margin in the fourth quarter of 2006 was 3.84 percent, a 3 basis point decrease from the fourth quarter of 2005 and a 4 basis point increase from the third quarter of 2006.
Average total deposits increased by $580.4 million from the fourth quarter of 2005 and by $99.2 from the third quarter of 2006. For the same periods, the average balance of demand deposits increased to $470.7 million from $458.7 million and increased $6.1 million from the third quarter of 2006. Average interest bearing liabilities increased $583.7 million from the fourth quarter of 2005, net of a $53.4 million decrease in other borrowings.
Key measures of credit quality remained favorable and consistent with previous guidance for 2006 operating results. In the fourth quarter of 2006, net charge-offs were $838,000, compared to net charge-offs of $11,000 in the fourth quarter of 2005 and net recoveries of $445,000 in the third quarter of 2006. For the most recent 12-month period, the net charge-off ratio was .08 percent. Non-accrual loans were $9.1 million, or .33 percent of loans, at the end of the fourth quarter of 2006, compared to $5.7 million, or .27 percent of loans, at the end of fourth quarter of 2005, and $6.4 million, or .25 percent at the end of the third quarter of 2006. Loans 90 days past due and still accruing were $2.2 million at the end of the fourth quarter of 2006 compared to $2.8 million at the end of the fourth quarter of 2005. At year-end 2006, the $2.2 million of past due loans included $1.5 million in premium finance loans and $571,000 of loans fully guaranteed by the U.S. Department of Agriculture. The premium finance loans are primarily secured by obligations of insurance carriers to refund premiums on cancelled insurance policies. The refund of premiums from the insurance carriers can take up to 180 days from the cancellation date. The Company recorded a $1 million provision for loan losses in the fourth quarter of 2006. Reserve coverage of historical losses, non-performing assets and classified loans remains strong. In management’s opinion, the reserve is sufficient to cover all reasonably expected losses in the portfolio and is derived from consistent application of the methodology for establishing the adequacy of reserves for Texas Capital Bank’s loan portfolio.

Non-interest income for the fourth quarter of 2006 increased $2.5 million, or 65 percent, to $6.3 million from $3.8 million in the fourth quarter of 2005. The increase is related to a $922,000 increase in insurance commission income from $648,000 to $1.6 million due to increased focus on the insurance business. Rental income on leased equipment increased $1.3 million related to expansion of our operating lease portfolio.
Non-interest expense for the fourth quarter of 2006 increased $6.2 million, or 33 percent, to $25.1 million from $18.8 million in the fourth quarter of 2005. The increase is primarily related to a $3.7 million increase in salaries and employee benefits to $14.5 million from $10.7 million, of which $984,000 relates to FAS 123R. The remaining increase in salaries and employee benefits resulted from an increase in commissions and incentives for insurance lines of business, the total number of employees related to the addition of the premium finance business and general business growth. Leased equipment depreciation increased $854,000 from $148,000 to $1.0 million in the fourth quarter of 2006 related to expansion of our operating lease portfolio. Occupancy expense increased $609,000 from $1.6 million to $2.2 million in the fourth quarter of 2006 relating to our general business growth.
ABOUT TEXAS CAPITAL BANCSHARES, INC.
Texas Capital Bancshares, Inc. (NASDAQ: TCBI) is the parent company of Texas Capital Bank, a commercial bank that delivers highly personalized financial services to businesses and private clients. Headquartered in Dallas, the Bank has full-service locations in Austin, Dallas, Fort Worth, Houston and San Antonio.
This release contains forward-looking statements, which are subject to risks and uncertainties. A number of factors, many of which are beyond Texas Capital Bancshares’ control, could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These risks and uncertainties include the risk of adverse impacts from general economic conditions, competition, interest rate sensitivity and exposure to regulatory and legislative changes. These and other factors that could cause results to differ materially from those described in the forward-looking statements can be found in the Form 10-K and other filings made by Texas Capital Bancshares with the Securities and Exchange Commission.

TEXAS CAPITAL BANCSHARES, INC.
SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)
(Dollars in thousands except per share data)

	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter
	2006	2006	2006	2006	2005

CONSOLIDATED STATEMENT OF OPERATIONS
Interest income	$66,576	$62,848	$57,434	$50,666	$46,815
Interest expense	34,657	32,747	28,421	23,799	20,494

Net interest income	31,919	30,101	29,013	26,867	26,321
Provision for loan losses	1,000	750	2,250	—	—

Net interest income after provision for loan losses	30,919	29,351	26,763	26,867	26,321
Non-interest income	6,343	5,406	4,675	4,418	3,845
Non-interest expense	25,070	22,563	21,968	20,893	18,844

Income from continuing operations before income taxes	12,192	12,194	9,470	10,392	11,322
Income tax expense	4,134	4,157	3,230	3,543	3,833

Net income from continuing operations (after-tax)	8,058	8,037	6,240	6,849	7,489
Income (loss) from discontinued operations (after-tax)	12	(167)	101	(206)	256

Net income	$8,070	$7,870	$6,341	$6,643	$7,745

Diluted EPS from continuing operations(1)	$.31	$.30	$.24	$.26	$.27
Diluted EPS(1)	$.31	$.30	$.24	$.25	$.28

Diluted shares	26,373,726	26,411,834	26,524,552	26,567,893	26,736,858

CONSOLIDATED BALANCE SHEET DATA(2)
Total assets	$3,675,349	$3,463,009	$3,381,099	$3,158,044	$3,003,430
Loans held for investment	2,722,097	2,543,059	2,417,814	2,263,007	2,075,961
Loans held for sale	215,858	151,255	133,112	95,397	72,383
Securities	532,053	554,732	573,053	604,987	630,482
Demand deposits	513,930	467,750	532,130	481,410	512,294
Total deposits	3,069,330	2,776,648	2,922,494	2,463,719	2,495,179
Other borrowings	211,559	338,801	173,730	441,991	265,721
Long-term debt	113,406	113,406	72,168	46,394	46,394
Stockholders’ equity	250,668	239,792	224,693	221,766	215,523

End of period shares	26,065,124	26,031,829	25,940,874	25,854,651	25,771,718
Book value (excluding securities gains/losses)	$9.82	$9.50	$9.20	$8.94	$8.68

SELECTED FINANCIAL RATIOS
From continuing operations
Net interest margin	3.84%	3.80%	3.87%	3.87%	3.87%
Return on average assets	.90%	.94%	.77%	.91%	1.02%
Return on average equity	13.09%	13.83%	11.21%	12.60%	14.05%
Non-interest income to earning assets	.76%	.68%	.62%	.63%	.56%
Efficiency ratio	65.5%	63.5%	65.2%	66.8%	62.5%
Non-interest expense to earning assets	3.00%	2.83%	2.91%	2.98%	2.74%
From consolidated
Net interest margin	3.84%	4.01%	4.10%	4.09%	4.13%
Return on average assets	.90%	.91%	.78%	.88%	1.04%
Return on average equity	13.11%	13.54%	11.39%	12.22%	14.53%

Tier 1 capital ratio	9.7%	11.1%	10.1%	9.6%	10.1%
Total capital ratio	11.2%	11.8%	10.7%	10.3%	10.8%
Tier 1 leverage ratio	9.2%	10.2%	9.1%	8.6%	8.7%

(1)	2005 EPS assuming adoption of FAS 123R in 2005, which equated to $0.01

(2)	From continuing operations

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in thousands)

	December 31,	December 31,	%
	2006	2005	Change

Assets
Cash and due from banks	$93,716	$137,840	(32)%
Securities, available-for-sale	532,053	630,482	(16)%
Loans held for sale	215,858	72,383	N/M
Loans held for sale from discontinued operations	—	38,795	(100)%
Loans held for investment (net of unearned income)	2,722,097	2,075,961	31%
Less: Allowance for loan losses	21,003	18,897	11%

Loans held for investment, net	2,701,094	2,057,064	31%
Premises and equipment, net	33,818	21,632	56%
Accrued interest receivable and other assets	85,821	71,395	20%
Goodwill and intangibles, net	12,989	12,634	3%

Total assets	$3,675,349	$3,042,225	21%

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Non-interest bearing	$513,930	$512,294	N/M
Interest bearing	1,670,956	1,436,111	16%
Interest bearing in foreign branches	884,444	546,774	62%

Total deposits	3,069,330	2,495,179	23%

Accrued interest payable	5,781	4,778	21%
Other liabilities	24,605	14,630	68%
Federal funds purchased	165,955	103,497	60%
Repurchase agreements	43,359	108,357	(60)%
Other borrowings	2,245	53,867	(96)%
Long-term debt	113,406	46,394	N/M

Total liabilities	3,424,681	2,826,702	21%

Stockholders’ equity:
Common stock, $.01 par value:
Authorized shares – 100,000,000
Issued shares – 26,065,124 and 25,771,718 at December 31, 2006 and 2005, respectively	261	258
Additional paid-in capital	179,474	176,131
Retained earnings	76,163	47,239
Treasury stock (shares at cost: 84,274 at December 31, 2006 and 2005, respectively)	(573)	(573)
Deferred compensation	573	573
Accumulated other comprehensive loss	(5,230)	(8,105)

Total stockholders’ equity	250,668	215,523	16%

Total liabilities and stockholders’ equity	$3,675,349	$3,042,225	21%

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands except per share data)

	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2006	2005	2006	2005

Interest income
Interest and fees on loans	$60,280	$39,535	$211,092	$127,989
Securities	6,266	7,087	26,311	30,712
Federal funds sold	14	183	65	611
Deposits in other banks	16	10	56	147

Total interest income	66,576	46,815	237,524	159,459
Interest expense
Deposits	29,487	16,991	99,500	50,028
Federal funds purchased	2,104	919	8,198	3,588
Repurchase agreements	587	1,727	4,016	8,978
Other borrowings	393	68	2,471	877
Long-term debt	2,086	789	5,439	1,858

Total interest expense	34,657	20,494	119,624	65,329

Net interest income	31,919	26,321	117,900	94,130
Provision for loan losses	1,000	—	4,000	—

Net interest income after provision for loan losses	30,919	26,321	113,900	94,130
Non-interest income
Service charges on deposit accounts	865	833	3,306	3,223
Trust fee income	1,073	760	3,790	2,739
Bank owned life insurance (BOLI) income	301	290	1,134	1,136
Brokered loan fees	521	178	2,029	1,759
Insurance commissions	1,570	648	4,158	1,047
Equipment rental income	1,433	178	3,908	236
Other	580	958	2,517	2,415

Total non-interest income	6,343	3,845	20,842	12,555
Non-interest expense
Salaries and employee benefits	14,480	10,740	53,130	38,896
Net occupancy expense	2,170	1,561	8,184	6,056
Leased equipment depreciation	1,002	148	3,097	194
Marketing	809	806	3,161	2,974
Legal and professional	2,109	1,783	6,576	5,166
Communications and data processing	876	673	3,192	2,900
Franchise taxes	58	134	281	273
Other	3,566	2,999	12,873	9,667

Total non-interest expense	25,070	18,844	90,494	66,126

Income from continuing operations before income taxes	12,192	11,322	44,248	40,559
Income tax expense	4,134	3,833	15,064	13,783

Income from continuing operations (after-tax)	8,058	7,489	29,184	26,776
Income (loss) from discontinued operations (after-tax)	12	256	(260)	416

Net income	$8,070	$7,745	$28,924	$27,192

Basic earnings per share:
Income from continuing operations(1)	$.31	$.28	$1.12	$1.01
Net income(1)	$.31	$.29	$1.11	$1.02

Diluted earnings per share:
Income from continuing operations(1)	$.31	$.27	$1.10	$.96
Net income(1)	$.31	$.28	$1.09	$.98

(1)	2005 EPS assuming adoption of FAS 123R in 2005, which equated to $0.01

TEXAS CAPITAL BANCSHARES, INC.
SUMMARY OF LOAN LOSS EXPERIENCE
(Dollars in thousands)

	4th Quarter		3rd Quarter		2nd Quarter		1st Quarter		4th Quarter
	2006		2006		2006		2006		2005

Beginning balance	$20,841		$19,646		$18,909		$18,897		$18,908
Loans charged-off:
Commercial	837		70		1,618		—		60
Real estate	—		—		—		—		—
Consumer	—		—		—		3		8
Leases	36		—		30		10		6

Total	873		70		1,648		13		74
Recoveries:
Commercial	12		441		5		4		3
Consumer	—		—		—		1		—
Leases	23		74		130		20		60

Total recoveries	35		515		135		25		63

Net charge-offs (recoveries)	838		(445)		1,513		(12)		11
Provision for loan losses	1,000		750		2,250		—		—

Ending balance	$21,003		$20,841		$19,646		$18,909		$18,897

Reserve to loans held for investment (2)	.77%		.82%		.81%		.84%		.91%
Reserve to average loans held for investment (2)	.80%		.84%		.83%		.87%		.94%
Net charge-offs (recoveries) to average loans (1) (2)	.13%		(.07)%		.26%		(.00)%		.00%
Net charge-offs (recoveries) to average loans for last twelve months(1) (2)	.08%		.05%		.07%		(.01)%		(.01)%
Provision for loan losses to average loans (1) (2)	.15%		.12%		.38%		—		—
Recoveries to gross charge-offs	4.01%		735.71%		8.19%		192.31%		85.14%
Reserve as a multiple of net charge-offs	25.1	x	N/M		13.0	x	N/M		1,717.9	x

Non-performing loans:
Loans past due (90 days) (3)	$2,192		$2,627		$2,746		$2,824		$2,795
Non-accrual	9,088		6,432		5,063		6,032		5,657

Total	$11,280		$9,059		$7,809		$8,856		$8,452

Other real estate owned	$882		$882		$89		$89		$—

Reserve to non-performing loans	1.9	x	2.3	x	2.5	x	2.1	x	2.2	x
Reserve to non-accrual loans	2.3	x	3.2	x	3.9	x	3.1	x	3.3	x
Reserve to non-performing assets	1.7	x	2.1	x	2.5	x	2.1	x	2.2	x
Non-accrual loans to loans(2)	.33%		.25%		.21%		.27%		.27%
Loans past due 90 days to loans(2)	.08%		.10%		.11%		.12%		.13%
Non-performing loans to loans(2)	.41%		.36%		.32%		.39%		.41%

(1)	Interim period ratios are annualized.

(2)	Excludes loans held for sale.

(3)	At December 31, 2006, loans past due 90 days and still accruing includes premium finance loans of $1.5 million (69% of total). These loans are primarily secured by obligations of insurance carriers to refund premiums on cancelled insurance policies. The refund of premiums from the insurance carriers can take up to 180 days from the cancellation date. The total also includes $571,000 of loans fully guaranteed by the U.S. Department of Agriculture.

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
(Dollars in thousands)

	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter
	2006	2006	2006	2006	2005

Interest income
Interest and fees on loans	$60,280	$56,320	$50,692	$43,800	$39,535
Securities	6,266	6,488	6,726	6,831	7,087
Federal funds sold	14	24	3	24	183
Deposits in other banks	16	16	13	11	10

Total interest income	66,576	62,848	57,434	50,666	46,815
Interest expense
Deposits	29,487	28,337	22,369	19,307	16,991
Federal funds purchased	2,104	1,753	2,433	1,908	919
Repurchase agreements	587	665	1,562	1,202	1,727
Other borrowings	393	634	890	554	68
Long-term debt	2,086	1,358	1,167	828	789

Total interest expense	34,657	32,747	28,421	23,799	20,494

Net interest income	31,919	30,101	29,013	26,867	26,321
Provision for loan losses	1,000	750	2,250	–	–

Net interest income after provision for loan losses	30,919	29,351	26,763	26,867	26,321
Non-interest income
Service charges on deposit accounts	865	780	805	856	833
Trust fee income	1,073	1,008	866	843	760
Bank owned life insurance (BOLI) income	301	255	292	286	290
Brokered loan fees	521	656	483	369	178
Insurance commissions	1,570	1,057	808	723	648
Equipment rental income	1,433	1,147	815	513	178
Other	580	503	606	828	958

Total non-interest income	6,343	5,406	4,675	4,418	3,845
Non-interest expense
Salaries and employee benefits	14,480	13,181	13,067	12,402	10,740
Net occupancy expense	2,170	1,960	1,984	2,070	1,561
Leased equipment depreciation	1,002	928	786	381	148
Marketing	809	712	924	716	806
Legal and professional	2,109	1,634	1,365	1,468	1,783
Communications and data processing	876	861	756	699	673
Franchise taxes	58	58	104	61	134
Other	3,566	3,229	2,982	3,096	2,999

Total non-interest expense	25,070	22,563	21,968	20,893	18,844

Income from continuing operations before income taxes	12,192	12,194	9,470	10,392	11,322
Income tax expense	4,134	4,157	3,230	3,543	3,833

Income from continuing operations (after-tax)	8,058	8,037	6,240	6,849	7,489
Income (loss) from discontinued operations (after-tax)	12	(167)	101	(206)	256

Net income	$8,070	$7,870	$6,341	$6,643	$7,745

TEXAS CAPITAL BANCSHARES, INC.
QUARTERLY FINANCIAL SUMMARY – UNAUDITED
Consolidated Daily Average Balances, Average Yields and Rates
Continuing Operations
(Dollars in thousands)

	4th Quarter 2006			3rd Quarter 2006			2nd Quarter 2006			1st Quarter 2006			4th Quarter 2005
	Average	Revenue/	Yield/	Average	Revenue/	Yield/	Average	Revenue/	Yield/	Average	Revenue/	Yield/	Average	Revenue/	Yield/
	Balance	Expense (1)	Rate	Balance	Expense (1)	Rate	Balance	Expense (1)	Rate	Balance	Expense (1)	Rate	Balance	Expense (1)	Rate

Assets
Securities – Taxable	$490,001	$5,830	4.72%	$507,156	$6,055	4.74%	$537,934	$6,291	4.69%	$567,653	$6,396	4.57%	$598,280	$6,653	4.41%
Securities – Non-taxable(2)	48,573	669	5.46%	48,595	666	5.44%	48,614	669	5.52%	48,635	669	5.58%	48,655	668	5.45%
Federal funds sold	1,004	14	5.53%	1,750	24	5.44%	200	3	6.02%	2,233	24	4.36%	18,553	183	3.91%
Deposits in other banks	1,207	16	5.26%	1,498	16	4.24%	908	13	5.74%	1,079	11	4.13%	980	10	4.05%
Loans held for sale	178,383	3,189	7.09%	150,225	2,747	7.25%	103,483	1,752	6.79%	71,282	1,154	6.57%	70,355	1,141	6.43%
Loans held for investment	2,620,307	57,091	8.64%	2,479,057	53,573	8.57%	2,360,189	48,940	8.32%	2,168,410	42,646	7.98%	2,006,132	38,394	7.59%
Less reserve for loan losses	20,751	–	–	19,823	–	–	19,129	–	–	18,898	–	–	18,924	–	–

Loans, net of reserve	2,777,939	60,280	8.61%	2,609,459	56,320	8.56%	2,444,543	50,692	8.32%	2,220,794	43,800	8.00%	2,057,563	39,535	7.62%

Total earning assets	3,318,724	66,809	7.99%	3,168,458	63,081	7.90%	3,032,199	57,668	7.63%	2,840,394	50,900	7.27%	2,724,031	47,049	6.85%
Cash and other assets	225,092			217,663			208,502			205,999			189,004

Total assets	$3,543,816			$3,386,121			$3,240,701			$3,046,393			$2,913,035

Liabilities and Stockholders’ Equity
Transaction deposits	$97,428	$276	1.12%	$99,549	$284	1.13%	$112,046	$310	1.11%	$117,685	$312	1.08%	$108,245	$282	1.03%
Savings deposits	879,452	10,063	4.54%	769,271	8,703	4.49%	701,007	7,257	4.15%	671,102	6,195	3.74%	691,575	5,800	3.33%
Time deposits	598,258	7,658	5.08%	643,708	8,069	4.97%	684,630	7,784	4.56%	635,250	6,664	4.25%	564,405	5,561	3.91%
Deposits in foreign branches	875,851	11,490	5.20%	845,338	11,281	5.29%	562,223	7,018	5.01%	541,084	6,136	4.60%	518,316	5,348	4.09%

Total interest bearing deposits	2,450,989	29,487	4.77%	2,357,866	28,337	4.77%	2,059,906	22,369	4.36%	1,965,121	19,307	3.98%	1,882,541	16,991	3.58%
Other borrowings	242,407	3,084	5.05%	238,350	3,052	5.08%	405,424	4,885	4.83%	350,084	3,664	4.24%	295,823	2,714	3.64%
Long-term debt	113,406	2,086	7.30%	73,064	1,358	7.37%	64,521	1,167	7.25%	46,394	828	7.24%	44,716	789	7.00%

Total interest bearing liabilities	2,806,802	34,657	4.90%	2,669,280	32,747	4.87%	2,529,851	28,421	4.51%	2,361,599	23,799	4.09%	2,223,080	20,494	3.66%
Demand deposits	470,701			464,645			468,449			445,012			458,743
Other liabilities	22,106			21,633			19,055			19,309			19,701
Stockholders’ equity	244,207			230,563			223,346			220,473			211,511

Total liabilities and stockholders’ equity	$3,543,816			$3,386,121			$3,240,701			$3,046,393			$2,913,035

Net interest income		$32,152			$30,334			$29,247			$27,101			$26,555
Net interest margin			3.84%			3.80%			3.87%			3.87%			3.87%

Additional information from discontinued operations:
Loans held for sale				$27,422			$33,806			$30,748			$29,527
Borrowed funds				27,422			33,806			30,748			29,527
Net interest income					$1,972			$2,113			$1,854			$2,140
Net interest margin – consolidated						4.01%			4.10%			4.09%			4.13%

(1)	The loan averages include loans on which the accrual of interest has been discontinued and are stated net of unearned income.

(2)	Taxable equivalent rates used where applicable.